CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-1A of Touchstone Funds Group Trust regarding the Touchstone Dividend Equity Fund, a series of Touchstone Funds Group Trust.

    /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 5, 2021